Exhibit 99.1

Summarized Tenant Financial Data

Siemens AG currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Siemens is taken from its previously filed public reports. For more detailed financial information regarding Siemens, please refer to their financial statements, which are publicly available with the SEC at http://www.sec.gov.

	For the Fiscal Year Ended
	9/30/2005	9/30/2004	9/30/2003
	(in millions of euros)
Consolidated Statements of Income

Net Sales	75,445	70,237	69,775
Income from continuing operations	4,185	4,369	3,320
Net Income	2,248	3,405	2,445

	As of the Fiscal Year Ended
	9/30/2005	9/30/2004	9/30/2003
	(in millions of euros)
Consolidated Balance Sheets

Total Assets	86,205	79,518	77,605
Long-term Debt	8,436	9,785	11,433
Stockholders' Equity	27,117	26,855	23,715